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                                                             EXHIBIT NO. 99.1(d)

                              MFS SERIES TRUST X

                           MFS EUROPEAN EQUITY FUND
                         MFS FUNDAMENTAL GROWTH FUND
                     MFS INTERNATIONAL CORE EQUITY FUND


     Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust, dated August 12, 2003, as amended, (the "Declaration"), of MFS Series Trust X (the "Trust"), the undersigned, constituting a majority of the Trustees of the Trust, do hereby certify that MFS European Equity Fund, MFS Fundamental Growth Fund and MFS International Core Equity Fund, each a series of the Trust, have been terminated.

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     IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 5th day of August, 2004 and further certify, as provided by the provisions of Section 9.3(c) of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 9.3(a) of the Declaration.


LAWRENCE H. COHN
------------------------------
Lawrence H. Cohn
45 Singletree Road
Chestnut Hill MA  02467
                                           LAWRENCE T. PERERA
                                           ------------------------------
DAVID H. GUNNING                           Lawrence T. Perera
------------------------------             18 Marlborough Street
David H. Gunning                           Boston MA  02116
2571 N. Park Blvd.
Cleveland Heights OH  44106
                                           WILLIAM J. POORVU
                                           ------------------------------
WILLIAM R. GUTOW                           William J. Poorvu
------------------------------             975 Memorial Drive  Apt. 710
William R. Gutow                           Cambridge MA  02138
3 Rue Dulac
Dallas TX  75230

                                           ------------------------------
J. ATWOOD IVES                             Robert C. Pozen
------------------------------             9 Arlington Street
J. Atwood Ives                             Boston MA  02116
17 West Cedar Street
Boston MA  02108
                                           J. DALE SHERRATT
                                           ------------------------------
AMY B. LANE                                J. Dale Sherratt
------------------------------             86 Farm Road
Amy B. Lane                                Sherborn MA  01770
9716 S.E. Sandpine Lane
Hobe Sound FL  33455
                                           ELAINE R. SMITH
                                           ------------------------------
                                           Elaine R. Smith
------------------------------             75 Scotch Pine Road
Robert J. Manning                          Weston MA  02493
13 Rockyledge Road
Swampscott MA  01907

                                           ------------------------------
                                           Ward Smith
                                           36080 Shaker Blvd.
                                           Hunting Valley OH  44022